UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 14, 2024
_______________________
MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18655 North Claret Drive, Suite 400, Scottsdale, Arizona 85255
(Address of Principal Executive Offices, including Zip Code)
(480) 515-8100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.01 par value	MTH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Meritage Homes Corporation (the “Company”) announced in a press release on October 15, 2024, that on October 14, 2024 the Board of Directors (“the Board”) appointed Erin Lantz, 45, as an independent Class II Director to be effective as of October 14, 2024. Ms. Lantz brings to the Meritage Board over 20 years of leadership experience and extensive knowledge in technology-related offerings.

In accordance with the Company’s current Board compensation arrangements, as described in the Company's most recent proxy statement, Ms. Lantz will receive annual cash compensation of $50,000 per year for serving on the Board, annual grants of service-based RSUs and reimbursement for reasonable expenses, and the Company will enter into an indemnification agreement with Ms. Lantz in the form provided to other directors of the Company.

A copy of the press release announcing the appointment of Ms. Lantz is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

Additionally, the Company also announced in the press release on October 14, 2024 that the Board has approved declassifying the Board of Directors and intends to ask stockholders to vote at the 2025 annual meeting on a proposal to approve amendments to the Company’s Certificate of Incorporation to effectuate the phased declassification of the Board (the “Declassification Proposal”).

A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other Information

The Company plans to file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders, a proxy statement in connection with the Declassification Proposal. The Proxy Statement will contain important information about the Declassification Proposal as well as other matters. STOCKHOLDERS OF MERITAGE HOMES CORPORATION ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE DECLASSIFICATION PROPOSAL. Stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of these documents from the Company by contacting the Company's Investor Relations by email at investors@meritagehomes.com, or by going to the Company’s website at https://investors.meritagehomes.com.

Participants in the Solicitation

The directors and executive officers of the Company may be deemed to be participants in the solicitation of proxies from the stockholders of Meritage Homes Corporation in connection with the Declassification Proposal. The following directors and executive officers of the Company are participants in the Company’s solicitation: Steven J. Hilton, Executive Chairman, Phillippe Lord, Chief Executive Officer and Director, Dennis Arriola, Director, Peter L. Ax, Director, Dana Bradford, Director, Louis E. Caldera, Director, Deb Henretta, Director, Joseph Keough, Director, P. Kelly Mooney, Director, Michael R. Odell, Director, Erin Lantz, Director (effective October 14, 2024), Hilla Sferruzza, Executive Vice President and Chief Financial Officer, Clinton Szubinski, Executive Vice President and Chief Operating Officer, Javier Feliciano, Executive Vice President and Chief People Officer, and Malissia Clinton, Executive Vice President and General Counsel. None of such participants owns in excess of 1% of the Company’s common stock except for Steven J. Hilton. Mr. Hilton beneficially owns 1.1% of the Company’s outstanding common stock. Additional information regarding the interests of participants in the solicitation of proxies in respect of the 2025 Annual Meeting will be included in the Proxy Statement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated October 15, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 15, 2024

MERITAGE HOMES CORPORATION

/s/	Malissia Clinton
By:	Malissia Clinton
Executive Vice President and General Counsel